UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2008

ENERJEX RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada	000-30234	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 W. 110th, 7th Floor Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 693-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2008, EnerJex Resources, Inc. (“EnerJex”) and its wholly owned operating subsidiary, EnerJex Kansas, Inc., entered into a Consent and Waiver Agreement with the holders of Senior Secured Debentures (the “Debentures”) dated April 11, 2007 and June 21, 2007. Under the terms of the Consent and Waiver Agreement, each of the holders consented to and approved (i) the consummation of a 1-for-5 reverse stock split of EnerJex’s shares of common stock, and (ii) approved and consented to EnerJex’s proposed redemption of the Debentures prior to the filing of a Registration Statement required to be filed pursuant to the terms of a Registration Rights Agreement between EnerJex and the holders of the Debentures. In addition, each of the holders agreed to enter into a 60-day lock-up agreement for shares of EnerJex’s common stock currently held by the! m, with the term of the lock-up commencing upon the closing of a proposed public offering of common stock by EnerJex.

The description of the Consent and Waiver Agreement is not a complete description of all terms of the Consent and Waiver Agreement and is qualified in its entirety by reference to the Consent and Waiver Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Debenture Holder Consent and Waiver Agreement dated April 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                ENERJEX RESOURCES, INC.

By: /s/ Steve Cochennet

                                                                                                                 Steve Cochennet, Chief Executive Officer

Date: April 14, 2008

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